UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2016
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WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
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Ireland	001-16503	98-0352587
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Willis Group Limited,
51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)
(011) 44-20-3124-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Employment Agreement
Willis Towers Watson Public Limited Company, an Irish public limited company (the “Company”) has entered into an Employment Agreement with its Chief Executive Officer, John J. Haley (the “Employment Agreement”), effective March 1, 2016, memorializing the terms of his employment as summarized below.
Term. The term of the Employment Agreement is from March 1, 2016 through December 31, 2018, unless otherwise extended by mutual agreement of the parties.
Base Salary. Under the Employment Agreement, Mr. Haley’s annual base salary will increase from $1.04 million to $1.2 million. A portion of his salary in excess of $1 million may be deferred until his retirement under a compensation deferral plan in order to maximize the tax deductibility of Mr. Haley’s compensation under Section 162(m) of the Internal Revenue Code.
Benefits. Mr. Haley is eligible to receive the same employee benefits, including retirement benefits, as the Company’s current full-time senior management employees, as in effect from time to time.
Cash Incentive Compensation. Mr. Haley’s target annual bonus opportunity will be equal to 200% of his annual base salary (with a maximum opportunity equal to 350% of annual base salary), beginning with the Company’s 2016 fiscal year.
Equity Incentive Award. Mr. Haley was granted an equity incentive award for the full term of the agreement, the material terms of which are described below under “RSU Award Agreement.” In addition, subject to the shareholder approval described below under “Anticipated Supplemental Award,” together, the current and supplemental awards are intended to represent frontloaded equity incentive compensation reflecting three years of equity compensation for Mr. Haley.
Termination of Employment. In the event of Mr. Haley’s termination of employment by the Company without Cause, his resignation for Good Reason, or his death or Disability (as such terms may be defined in the Employment Agreement), he will be entitled to receive (i) an amount equal to two times his annual base salary, payable in a lump sum, (ii) an amount equal to two times his target annual bonus, payable in a lump sum, (iii) the annual bonus for the year of termination based on the actual achievement of applicable performance goals as of the end of such year, and (iv) 18 months of continued health coverage.
Section 280G. Mr. Haley is not entitled to a gross-up on any excise taxes that may be triggered in connection with excess parachute payments under Section 280G of the Internal Revenue Code. Instead, any such payments will be reduced if such reduction would result in a greater after-tax payment to Mr. Haley than if no reduction was made.
Post-Termination Restrictive Covenants. Mr. Haley will be subject to noncompetition and nonsolicitation covenants for a period of two years following the termination of his employment with the Company.
The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full employment agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
RSU Award Agreement
The Company entered into a Restricted Share Unit Award Agreement (“RSU Award”) with Mr. Haley, effective February 26, 2016 (the “Grant Date”), pursuant to which he will receive an equity award with a target amount of 225,000 restricted share units plus reinvested dividend equivalents (with a maximum opportunity equal to 200% of such units). The number of shares that vest under the award will be based on the achievement of applicable performance targets relating to the Company’s (i) adjusted diluted earnings per share (EPS) growth over the three-year performance period from January 1, 2016 through December 31, 2018 and (ii) total shareholder return (TSR) over the period from the Grant Date (on which the closing price was $112.75) through December 31, 2018. The RSU Award is eligible to vest based on EPS relative to TSR as set forth in the table below, with performance in between the points shown determined by linear interpolation for both EPS and TSR.

Vesting Percentage of RSU Award (as a percentage of target award)

3-Year Annualized TSR	2018 EPS <$10.10	2018 EPS = $10.10	2018 EPS = $11.50
<8%	0%	50%	100%
8%	25%	75%	125%
10%	50%	100%	125%
20%	200%	200%	200%
Generally, 50% of any vested shares under the award will be settled on the later of March 15, 2019 and the date of Mr. Haley’s termination of employment, and the other 50% will be settled on the later of March 15, 2020 and the date of Mr. Haley’s termination of employment.
Certain Terminations. In the event that Mr. Haley ceases to be employed on account of his termination of employment by the Company without Cause, his resignation for Good Reason, or his death or Disability (as such terms may be defined in the Employment Agreement), he will become vested in a number of shares underlying his award based upon the achievement of the performance measures as of the end of the year in which such termination occurs and prorated through the end of the year in which such termination occurs, as stipulated in the RSU Award. Any shares so vested will be settled by the March 15th immediately following the year in which the termination occurs.
Change in Control. In the event of a “change in control” of the Company (as defined in the award agreement), the number of restricted share units that may become payable will be the target number of units or a number of units based on actual performance as of such change in control, whichever is greater (the “Converted RSUs”).The Converted RSUs will remain eligible to vest subject to Mr. Haley’s continued employment through December 31, 2018. However, if Mr. Haley is terminated by the Company without Cause or resigns for Good Reason, in either case, upon or within 12 months following a change in control, he will become vested in a prorated number of Converted RSUs based on the number of months elapsed from January 1, 2016, plus 12 additional months (up to a maximum of 36 months). Any shares so vested will be settled within 30 days following the date of his termination of employment.
The description of the RSU Award is qualified in its entirety by reference to the full award agreement, which is filed as Exhibit 10.2 hereto, and incorporated herein by reference.
Anticipated Supplemental Award. Subject to shareholder approval at the 2016 Annual Meeting of Shareholders of performance goals under or amendments to a Company equity incentive plan (for purpose of tax deductibility under Section 162(m) of the Internal Revenue Code), the Company intends to grant a supplemental restricted stock unit award to Mr. Haley. The supplemental award would have terms and conditions substantially similar to the RSU Award, except that it would provide for vesting and payment of shares upon achievement of higher Company performance levels. The supplemental award would vest based upon achievement of superior TSR goals that exceed those for the 200% maximum payout (i.e., 450,000 shares) under the RSU Award, such that Mr. Haley would have the opportunity to earn in the aggregate up to a 350% maximum payout (i.e., an additional 337,500 shares, for a total of 787,500 shares), as set forth in the table below (with performance in between the points shown determined by linear interpolation for both EPS and TSR).
Vesting Percentage of Supplemental Award (as a percentage of target award)

3-Year Annualized TSR	2018 EPS <$10.10	2018 EPS = $10.10	2018 EPS = $11.50
<20%	0%	0%	0%
30%	100%	100%	100%
34%	150%	150%	150%

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of March 1, 2016, by and between Willis Towers Watson Public Limited Company and John J. Haley
10.2	Restricted Share Unit Award Agreement, dated as of February 26, 2016, by and between Willis Towers Watson Public Limited Company and John J. Haley
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY
(Registrant)

Date: March 1, 2016	By: /s/ Neil D. Falis

Name: Neil. D. Falis

Title: Deputy Corporate Secretary

Exhibit Number	Description
10.1	Employment Agreement, dated as of March 1, 2016, by and between Willis Towers Watson Public Limited Company and John J. Haley
10.2	Restricted Share Unit Award Agreement, dated as of February 26, 2016, by and between Willis Towers Watson Public Limited Company and John J. Haley